                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         THE SPORTS CLUB COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                         [THE SPORTS CLUB COMPANY LOGO]

June 26, 2000

Dear Fellow Stockholders:

     It is our pleasure to invite you to our 2000 Annual Meeting of Stockholders.

     We will hold the meeting on Wednesday, August 9, 2000, at 10:00 a.m. at The Sports Club/LA - Los Angeles, 1835 Sepulveda Boulevard, Los Angeles, California. In addition to the formal items of business, we will review recent major developments and answer your questions.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement of the Board of Directors of the Company. The Proxy Statement describes the business that we will conduct at the meeting and provides information about The Sports Club Company, Inc.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

     We look forward to seeing you at the meeting.

Sincerely,

/s/ D. MICHAEL TALLA                            /s/ REX A. LICKLIDER

D. Michael Talla                                Rex A. Licklider
Chairman of the Board and                       Vice Chairman of the Board and
Co-Chief Executive Officer                      Co-Chief Executive Officer

                         [THE SPORTS CLUB COMPANY LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:    AUGUST 9, 2000

TIME:    10:00 A.M.

PLACE:   THE SPORTS CLUB/LA - LOS ANGELES
         1835 SEPULVEDA BOULEVARD
         LOS ANGELES, CA 90025

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF THE SPORTS CLUB COMPANY, INC. WILL BE HELD AT 10:00 A.M. ON AUGUST 9, 2000, AT THE SPORTS CLUB/LA - LOS ANGELES. AT OUR ANNUAL MEETING, WE WILL ASK YOU TO:

     1. ELECT TWO DIRECTORS FOR THREE-YEAR TERMS, AND

     2. TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Notice and the accompanying Proxy Statement and Proxy Card are being mailed, beginning June 26, 2000 to owners of shares of the Common Stock of The Sports Club Company, Inc. in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all Sports Club Company stockholders, many of whom live outside of the Los Angeles area and are unable to attend the meeting, to vote.

     Only stockholders owning Sports Club Company shares on June 15, 2000 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at both our corporate office and the meeting site beginning July 24, 2000. There were 17,776,215 shares of Company Common Stock outstanding on June 15, 2000.

     The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY AND TAKE THIS OPPORTUNITY TO VOTE. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan on attending the meeting you are encouraged to vote by proxy to ensure that your shares will be represented. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be completed and returned. The Company's Annual Report for 1999 is enclosed herewith.

                                          By Order of the Board of Directors

                                          /s/ LOIS BARBERIO
                                          Lois Barberio

                                          Secretary

Los Angeles, California
June 26, 2000

                               TABLE OF CONTENTS

Questions and Answers About the Annual Meeting and Voting...    1
Proposals Recommended by the Board..........................    3
     Proposal 1. -- Election of Two Directors...............    3
Biographies of Directors and Executive Officers.............    4
Information Regarding Our Board of Directors................    6
     Number of Directors and Terms..........................    6
     Committees.............................................    6
     Attendance at Board and Committee Meetings.............    6
     How We Compensate Directors............................    6
Executive Compensation......................................    7
     How We Compensate Executive Officers...................    7
     Option Grants, Exercises and Year-End Values...........    8
     Unexercised Stock Options and Fiscal Year-End Option
      Values................................................    8
     Employment Agreements..................................    8
Committee Report on Executive Compensation..................   10
Stock Ownership.............................................   12
Section 16 Compliance.......................................   13
Description of Transactions with Our Directors, Officers and
  Principal Stockholders....................................   13
How Our Stock Has Performed Over the Past Several Years.....   15
Other Information...........................................   16

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on June 26, 2000 to all stockholders entitled to vote. Stockholders who owned Sports Club Company Common Stock at the close of business on June 15, 2000 are entitled to vote. On this record date, there were 17,776,215 shares of Sports Club Company Common Stock outstanding. Sports Club Company Common Stock is our only class of voting stock. We are also sending with this Proxy Statement, The Sports Club Company, Inc. 1999 Annual Report, which includes our financial statements.

A list of stockholders eligible to vote will be available at the offices of The Sports Club Company, Inc., 11100 Santa Monica Blvd., Suite 300, Los Angeles, California and at the meeting site, 1835 Sepulveda Blvd., Los Angeles, California, beginning July 24, 2000. Stockholders may examine these lists during normal business hours for any purpose related to the Annual Meeting.

Q: WHAT AM I VOTING ON?

A: There is one proposal.

     - The election of two directors for three-year terms.

Q: HOW MANY VOTES DO I HAVE?

A: Each share of Sports Club Company Common Stock that you own entitles you to one vote. The proxy card indicates the number of shares of Sports Club Company Common Stock that you own.

Q: HOW DO I VOTE BY PROXY?

A: Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named as proxies on your proxy card) will vote your shares as you have directed. Unless otherwise directed in the proxy card, your proxy will vote your shares "FOR" the election of both nominees for director as recommended by the Board. If any other matter is presented, your proxy will vote in accordance with his/her best judgement. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q: WHAT IF I VOTE AND THEN CHANGE MY MIND?

A: You can revoke your proxy by writing to us, by sending in another proxy with a later date, or by attending the meeting and casting your vote in person.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, 46th Floor, New York, New York 10005, Telephone: (718) 921-8200.

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under American Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors.

If you do not vote your proxy, your brokerage firm may either:

     - vote your shares on routine matters, or

     - leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters. Accordingly, shares which are not voted are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

You may have granted to your stockbroker discretionary voting authority over your account.

Your stockbroker may be able to vote your shares under the terms of the agreement you have with your stockbroker.

Q: HOW DO I VOTE IN PERSON?

A: If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 15, 2000, the record date for voting.

Q: WHO WILL COUNT THE VOTE?

A: The Sports Club Company's transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an Inspector of Election.

Q: IS MY VOTE CONFIDENTIAL?

A: The Sports Club Company has a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to the Board or management of the Company except as may be required by law and in other limited circumstances.

Q: HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A: Shares are counted as present at the meeting if the stockholder either:

     - is present and votes in person at the meeting, or

     - has properly submitted a proxy card, or

     - stockholder's broker votes the shares as described above.

A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q: HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A: We use the phrase "For" vote to mean a vote for a director. Directors will be elected by a plurality of votes, meaning that the directors with the greatest number of "For" votes in the election for directors will be elected.

Q: WHO DO I CONTACT IF I HAVE A QUESTION?

A: Any questions should be directed to Investor Relations, The Sports Club Company, Inc., 11100 Santa Monica Blvd., Suite 300, Los Angeles, California 90025, Telephone: (310) 479-5200, Fax: (310) 479-8879.

Q: HOW ARE PROXIES SOLICITED?

A: Proxies may be solicited by mail, telephone, or other means by officers, directors and other employees of the Company. No additional compensation will be paid to these individuals in connection with proxy solicitations. The Company pays for distributing and soliciting proxies and reimburses banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

                       PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECTION OF TWO DIRECTORS

     Our Board of Directors is divided into three equal classes. One class is elected at each annual meeting to serve for a three-year term. The number of directors constituting the whole Board is currently six with two directors standing for re-election at this Annual Meeting. At the Annual Meeting, the two candidates receiving the highest number of votes in the election of Class III directors will be elected. The Board of Directors' nominees for re-election this year are Rex A. Licklider and D. Michael Talla. Each has consented to serve for a three-year term. See page 4 for biographies of both nominees. The other four directors will continue to serve their current terms.

     We have no reason to believe that either of the nominees will be unable to act as director. However, if any director is unable to stand for re-election, the Board may either reduce the size of the Board or designate a substitute. If a substitute nominee is named, the proxies may be voted for the election of the substitute.

     If any director resigns, dies or is otherwise unable to serve out their term, or the Board increases the number of directors, the Board may appoint a director to fill the vacancy until the expiration of the term of such director.

     DIRECTORS WILL BE ELECTED BY A PLURALITY OF VOTES, MEANING THAT THE TWO NOMINEES WITH THE GREATEST NUMBER OF "FOR" VOTES WILL BE ELECTED AS CLASS III DIRECTORS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF BOTH NOMINEES.

                BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

CLASS III DIRECTORS

REX A. LICKLIDER
Age 57
Director since 1994
Term expires 2000                Mr. Licklider has served as Vice Chairman of
                                 the Board since 1994 and was appointed Co-Chief
                                 Executive Officer in February 2000. Previously,
                                 Mr. Licklider served as a consultant to us for strategic and financial planning. He founded
                                 Com Systems, Inc., a publicly traded
                                 long-distance telecommunications company, and at various times between 1975 and April 1992 served as its Chairman, President and Chief
                                 Executive Officer. Mr. Licklider is a founder and director of Pentium Investments, Inc. and a director of Deckers Outdoor Corporation. He also serves on the Board of Directors of The
                                 Children's Bureau of Southern California, Los
                                 Angeles Youth Programs, Inc. and Marymount High
                                 School in Los Angeles, California. Mr.
                                 Licklider holds a Bachelor of Arts Degree in Business Administration from the University of Arizona and a Masters in Business
                                 Administration from the University of
                                 California at Los Angeles.

D. MICHAEL TALLA
Age 53
Director since 1994
Term expires 2000                Mr. Talla began developing sports and fitness
                                 clubs in 1977. He has served as Chairman of the Board since our inception in 1994. Until July
                                 1999, Mr. Talla served as our Chief Executive
                                 Officer. In February 2000, he assumed the position of Co-Chief Executive Officer with Mr.
                                 Licklider. He has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 25 sports and fitness clubs in the United States, including all of our Clubs. Mr.
                                 Talla holds a Bachelor of Arts Degree in Business Administration from the University of Arizona.

CLASS I DIRECTORS

BRIAN J. COLLINS
Age 40
Director since 1997
Term expires 2001                From December 1996 to May 1999, Mr. Collins
                                 served as Vice President and Chief Financial
                                 Officer of Millennium Partners Management LLC, an affiliate of Millennium Entertainment
                                 Partners L.P., which is a real estate developer of mixed use urban entertainment projects. In
                                 June 1997 he became a principal of Millennium
                                 Partners Management LLC and in June 1999 was named Chief Operating Officer. From March 1993 to November 1996, Mr. Collins was Senior Vice
                                 President at Carol Management Corp., an owner and operator of real estate and hotel properties. Mr. Collins holds a Bachelor of Arts Degree from Colgate University and a
                                 Masters of Science from New York Graduate
                                 School of Business. For so long as Millennium maintains at least a 12% interest in our equity securities, we and certain of our stockholders have agreed with Millennium to cause a nominee of Millennium to be appointed or elected to our Board of Directors. Mr. Collins is currently serving as Millennium's nominee pursuant to this agreement. See "Description of
                                 Transactions with Our Directors, Officers and
                                 Principal Stockholders."

ANDREW L. TURNER
Age 53
Director since 1994
Term expires 2001                Mr. Turner has been Chairman of the Board of
                                 Directors and Chief Executive Officer of Sun
                                 Healthcare Group, Inc., a publicly traded long-term health care services provider, since its formation in 1989. From 1986 to 1989, Mr.
                                 Turner served as Chief Operating

                                 Officer of Horizon Health Care Corporation, a publicly traded health care services provider. Mr. Turner is also a director of Watson Pharmaceuticals, Inc. a publicly traded pharmaceutical manufacturing company.

CLASS II DIRECTORS

NANETTE PATTEE FRANCINI
Age 51
Director since 1994
Term expires 2002                Ms. Pattee Francini began developing sports and
                                 fitness clubs in 1977 and has served as our Executive Vice President and has been principally responsible for overseeing all marketing activities since our inception in 1994. Ms. Pattee Francini has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 25 sports and fitness clubs, including all of our Clubs. Ms. Pattee
                                 Francini holds a Bachelor of Arts Degree from the University of Arizona.

DENNISON T. VERU
Age 39
Director since 1996
Term expires 2002                Mr. Veru has been a Director since 1996. In
                                 March 2000, Mr. Veru became Executive Vice
                                 President of Palisade Capital Management, LLC.
                                 From November 1992 until December 1999, he served as President and Director of Research of Awad & Associates, a money management division of Raymond James Financial. From November 1990 to November 1992, Mr. Veru served as Executive
                                 Vice President, Investments of Smith Barney,
                                 Inc., specializing in small and medium
                                 capitalization stocks. He is a graduate of Franklin and Marshall College.

OTHER EXECUTIVE OFFICERS

TIMOTHY M. O'BRIEN
Age 48
Chief Financial Officer          Mr. O'Brien has been our Chief Financial
                                 Officer since February 1995 and since June 1995 has also served as Assistant Secretary. From
                                 July 1993 until February 1995, he was employed as Vice President/Controller of WCT
                                 Communications, Inc., a publicly traded
                                 long-distance telecommunications company. From
                                 May 1989 until July 1993, Mr. O'Brien was
                                 Controller for Com Systems, Inc., a publicly traded long-distance telecommunications company located in Westlake Village, California. Mr.
                                 O'Brien has a Bachelor of Business
                                 Administration Degree from the University of Wisconsin-Madison and is a Certified Public
                                 Accountant.

PHILIP J. SWAIN
Age 42
Sr. Vice President
of Operations                    Mr. Swain served as Vice President of
                                 Operations from our inception in 1994 and was appointed Senior Vice President in 2000. Mr.
                                 Swain has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 sports and fitness clubs in the United States, including many of our current
                                 Clubs.

MARK S. SPINO
Age 46
Sr. Vice President
of Development                   Mr. Spino served as our Vice President of
                                 Development from our inception in 1994 and was appointed Senior Vice President in 2000. Mr.
                                 Spino has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 sports and fitness clubs in the United States, including many of our current
                                 Clubs. Mr. Spino holds a Bachelor of Arts
                                 Degree and a Masters of Arts in physical education from the University of Southern
                                 California.

                  INFORMATION REGARDING OUR BOARD OF DIRECTORS

NUMBER OF DIRECTORS AND TERMS

     Our Board of Directors currently has six directors. Two directors are nominees for re-election this year. The remaining four will continue to serve the terms described in their biographies included in pages 4 - 5 under "Biographies of Directors and Executive Officers." The Board is divided into three equal classes. The classes serve staggered three-year terms.

COMMITTEES

     The Board has two permanent committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  The Audit Committee

     - Reviews audit and control functions,

     - Reviews accounting principals, policies and practices,

     - Confers with independent accountants and management personnel regarding the scope of our audit examination,

     - Reviews reports of our independent accountants and our management's response thereto, and

     - Recommends selection of independent accountants to the Board.

     Messrs. Collins, Turner and Veru currently serve as members of the Committee with Mr. Veru acting as Chairman. The Committee met once during 1999.

  The Compensation Committee

     - Reviews and recommends salaries and bonuses for executive officers, and

     - Administers our 1994 Stock Incentive Plan, as amended, with authority to grant options and other equity awards.

     Messrs. Collins, Turner and Veru currently serve as members of the Committee with Mr. Turner acting as Chairman. The Committee met once during 1999.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 7 meetings in 1999. Except for Mr. Licklider, during 1999 each director attended 75% or more of all meetings of the Board and all meetings of committees of which such director was a member. Mr. Licklider attended 71% of such meetings.

HOW WE COMPENSATE DIRECTORS

     Directors' fees, paid only to directors who are not employees of the Company, are as follows:

     - Annual retainer fee of $12,000,

     - $1,000 for each Board and committee meeting attended,

     - Expenses of attending Board and committee meetings, and

     - Automatic annual award of 2,000 shares of Common Stock of The Sports Club Company granted under the Amended and Restated 1994 Stock Compensation Plan each November 15th.

                             EXECUTIVE COMPENSATION

HOW WE COMPENSATE EXECUTIVE OFFICERS

     The table below shows, for the last three fiscal years, the amount of compensation earned by the Chief Executive Officer and the next five most highly compensated executive officers (the "Named Executive Officers"). The current salaries of such executive officers are described below under "Employment Agreements."

                                                                         LONG-TERM
                                                                        COMPENSATION
                                            ANNUAL COMPENSATION            SHARES         ALL OTHER
                                         --------------------------      UNDERLYING      COMPENSATION
        NAME & POSITION          YEAR    SALARY($)(A)      BONUS($)    OPTION AWARDS        ($)(B)
        ---------------          ----    ------------      --------    --------------    ------------
D. Michael Talla...............  1999      243,000(c)       60,000             --           3,168
  Co-Chief Executive Officer     1998      243,000(c)       45,000         30,000           3,168
  and Chairman of the Board      1997      239,250(c)           --             --           3,135
Nanette Pattee Francini........  1999      159,993          45,000         50,000           1,980
  Executive Vice President       1998      154,800          35,000         30,000             825
  and Director                   1997      145,100          10,000         15,000              --
John M. Gibbons................  1999      304,508(d)       55,000             --           2,534
  President, Chief Operating     1998      264,108(d)       42,000         30,000           2,534
  Officer and Director           1997      245,883(d)       25,000             --           2,637
  (Resigned February 2000)
Mark S. Spino..................  1999      150,000          45,000         50,000           3,168
  Senior Vice President of       1998      145,000          35,000         30,000           2,775
  Development                    1997      134,125          10,000         15,000              --
Philip J. Swain................  1999      160,000          45,000         50,000           1,980
  Senior Vice President of       1998      155,000          35,000         30,000           2,063
  Operations                     1997      146,031          15,000         15,000             908
Timothy M. O'Brien.............  1999      150,000          45,000         50,000           3,168
  Chief Financial Officer        1998      146,300          35,000         30,000           3,168
  and Assistant Secretary        1997      137,667          10,000         15,000           2,807

---------------
(a) Includes automobile allowance.

(b) Represents value of our Common Stock contributed for the benefit of the Named Executive Officer, under the 401-K Profit Sharing Plan, based upon the December 31 closing market price each year, on the American Stock Exchange.

(c) Mr. Talla also receives, on an annual basis, 49.9% of the first $300,000 of The Sports Club/LA - Los Angeles' net cash flow. This amount is not included in Mr. Talla's compensation. See "Description of Transactions with Our Directors, Officers and Principal Stockholders."

(d) Includes an allowance for living expenses paid to Mr. Gibbons under the terms of his employment agreement.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table describes option grants to the Named Executive Officers during the last fiscal year.

                                                  % OF                               POTENTIAL REALIZABLE
                                                  TOTAL                                VALUE AT ASSUMED
                                                 OPTIONS                             ANNUAL RATES OF STOCK
                                   SHARES        GRANTED                            PRICE APPRECIATION FOR
                                 UNDERLYING        TO       EXERCISE                    OPTION TERM(B)
                                   OPTIONS      EMPLOYEES    PRICE     EXPIRATION   -----------------------
             NAME               GRANTED(#)(A)   FOR 1999     ($/SH)       DATE        5%($)        10%($)
             ----               -------------   ---------   --------   ----------   ----------   ----------
D. Michael Talla..............         --            --          --           --          --           --
Nanette Pattee Francini.......     50,000         23.81      3.9375     2/9/2009     123,815      313,770
John M. Gibbons...............         --            --          --           --          --           --
Mark S. Spino.................     50,000         23.81      3.9375     2/9/2009     123,815      313,770
Philip J. Swain...............     50,000         23.81      3.9375     2/9/2009     123,815      313,770
Timothy M. O'Brien............     50,000         23.81      3.9375     2/9/2009     123,815      313,770

---------------
(a) All grants are incentive stock options granted under the terms of our 1994 Stock Incentive Plan, as amended, at an exercise price equal to the fair market value of our Common Stock on the date of grant. All of these options expire ten years from the date of grant and vest in 33 1/3% increments on the first three anniversaries of the grant.

(b) The dollar amounts listed are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the SEC and are not intended to forecast possible future appreciation, if any, of our Common Stock. If our Common Stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

UNEXERCISED STOCK OPTIONS AND FISCAL YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised stock options during the last fiscal year. The following table provides information with respect to unexercised stock options outstanding as of December 31, 1999.

                                              NUMBER OF SHARES UNDERLYING          VALUE OF IN-THE-MONEY
                                             UNEXERCISED OPTIONS AT FISCAL     UNEXERCISED OPTIONS AT FISCAL
                                                      YEAR-END(A)                       YEAR-END(B)
                                             ------------------------------    ------------------------------
                                             EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                   NAME                          (#)              (#)              ($)              ($)
                   ----                      ------------    --------------    ------------    --------------
D. Michael Talla...........................     10,000           20,000               --            --
Nanette Pattee Francini....................     35,000           75,000           17,812            --
John M. Gibbons............................    235,000           20,000          196,875            --
Mark S. Spino..............................     35,000           75,000           17,812            --
Philip J. Swain............................     45,000           75,000           29,687            --
Timothy M. O'Brien.........................     65,000           75,000           23,437            --

---------------
(a) All options were granted under our 1994 Stock Incentive Plan, as amended.

(b) The in-the-money options had exercise prices of less than $3.875, the closing price of our Common Stock on the American Stock Exchange on December 31, 1999. The calculations of value assume a fair market value of our Common Stock on December 31, 1999 at the price of $3.875 per share.

EMPLOYMENT AGREEMENTS

     In August 1994, we entered into employment agreements with D. Michael Talla, as Chief Executive Officer, and Nanette Pattee Francini, as Executive Vice President, each of which, as amended to date, expire on December 31, 2000 and currently provide for annual compensation of $250,000 payable to Mr. Talla, and $200,000 payable to Ms. Pattee Francini, subject to upward adjustment in the discretion of the Board of Directors. We may terminate either employment agreement for cause without penalty.

     The employment agreements with Mr. Talla and Ms. Pattee Francini entitle each employee to annual performance bonuses in the discretion of the Board of Directors. The employment agreements also include severance provisions which entitle each executive officer to severance pay if his or her employment is terminated by us without cause; if the employee dies or is disabled; or if the employee terminates the agreement as a result of our material breach of our obligations thereunder (up to six months' pay for Ms. Pattee Francini and up to twelve months' pay for Mr. Talla). In addition, the employment agreements provide Mr. Talla and Ms. Pattee Francini with additional severance benefits upon termination of employment following the occurrence of any one of the following events (each, a "Change in Control") without the approval of a majority of the Board of Directors: (i) the consolidation or merger of us with any other corporation or other entity; (ii) the sale or other transfer of all or substantially all of our assets; (iii) the approval by our stockholders of a plan of liquidation or dissolution; (iv) any person becomes the beneficial owner directly or indirectly of 25% or more of our outstanding Common Stock; or (v) a change occurs in the composition of a majority of our Board of Directors (unless approved by two-thirds of our Board of Directors). If at any time within two years after the occurrence of any one of the foregoing events Mr. Talla's or Ms. Pattee Francini's employment is terminated (other than for cause, incapacity or death), or Mr. Talla or Ms. Pattee Francini elects to terminate his or her employment for "good reason" (as that term is defined in the agreements), he or she is entitled to receive severance compensation equal to the lesser of: (i) the maximum amount which does not constitute a "parachute payment" as defined in
Section 28OG of the Internal Revenue Code of 1986, as amended; or (ii) an amount equal to three times the aggregate of (A) his or her base annual salary then in effect, (B) the car allowance, Club memberships and insurance benefits paid for the employee during the one-year period immediately prior to termination, and
(C) bonuses accrued but unpaid through the date of termination of employment. Under the agreements, "good reason" includes the relocation of the executive officer's place of employment, the assignment of any duties inconsistent with the employee's position or any other action which diminishes the employee's position, authority or duties, which determination shall be made in good faith by the employee. If the employment of Mr. Talla or Ms. Pattee Francini were terminated within two years following a Change in Control as a result of the occurrence of any of the foregoing events (assuming that neither would be entitled to any accrued bonus), the aggregate approximate amounts payable to Mr. Talla and Ms. Pattee Francini, based on their current compensation, would be $821,936 and $621,000, respectively.

     Effective June 1, 1998, we entered into an employment agreement with Mr. Gibbons which remained in effect until terminated as described below. The agreement provided for an annual base salary of $250,000, subject to annual review and upward adjustment in the discretion of the Board of Directors. Additionally, Mr. Gibbons received $40,000 for living expenses each year and a car allowance. The Board, in its discretion, could also award him a bonus. The Board awarded Mr. Gibbons a bonus of $42,000 in 1998 (relating to services provided in 1997) and a 1999 bonus of $55,000 (for services provided in 1998).

     Effective February 11, 2000, Mr. Gibbons resigned from the Company and we entered into a Separation from Employment Agreement pursuant to which Mr. Gibbons is to receive a payment of $250,000 prorated over a twelve-month period. Our obligation to make such monthly payments terminates should Mr. Gibbons accept employment with, consult with or advise certain of our competitors. Additionally, the Board in its discretion awarded Mr. Gibbons a bonus of $70,000.

     We do not have an employment agreement with Mr. Licklider, who has served as our Co-Chief Executive Officer since February 2000. In May of this year the Compensation Committee awarded him an annual salary of $250,000. We also provide Mr. Licklider with health insurance under our group insurance plan.

     We do not have written employment agreements with Messrs. Spino, Swain and O'Brien, who each currently receive annual base salaries of $200,000.

COMPENSATION OF DIRECTORS

     Non-employee directors are entitled to receive an annual fee of $12,000 and a fee of $1,000 for each meeting attended. Non-employee directors who are members of the Audit Committee or Compensation

Committee are entitled to receive $1,000 for each meeting they attend. In addition, non-employee directors receive 2,000 shares of our Common Stock each year pursuant to our Amended and Restated 1994 Stock Compensation Plan. Messrs. Collins, Turner and Veru currently serve on the Board as non-employee directors. Until assuming the position of Co-Chief Executive Officer, Mr. Licklider also received amounts due to non-employee directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Amounts paid to directors were $48,783 during 1997, $53,320 during 1998 and $69,240 during 1999. Under the Amended and Restated 1994 Stock Compensation Plan an aggregate of 24,000 shares of Common Stock were issued to non-employee directors through December 31, 1999.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed entirely of non-employee members of our Board of Directors. Currently Messrs. Collins, Turner and Veru serve on the Committee. The Committee reviews and approves each of the elements of our executive compensation program and assesses both the competitiveness and effectiveness of the program. In addition, the Committee administers the 1994 Stock Incentive Plan, as amended.

COMPENSATION PHILOSOPHY

     Our overall executive compensation philosophy is intended to achieve the following three goals:

     - To reward the achievement of our strategic goals and the creation of stockholder value,

     - To maintain a close relationship between compensation and stockholder value, and

     - To secure, develop, motivate and retain a high quality management team.

     This philosophy is used not only in determining executive compensation, but is also evident in our overall salary structure.

     The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. We currently intend to recommend compensation amounts and plans which will result in all compensation payments being fully deductible pursuant to
Section 162(m) of the Internal Revenue Code.

COMPONENTS OF EXECUTIVE COMPENSATION

  Base Salaries

     Base salary levels for all executive officers are reviewed annually. As part of this process, we review the compensation packages offered by other companies. We also give consideration to the experience, responsibilities, management and leadership abilities of our executive officers and their actual performance on behalf of the Company, as well as compensation policies prevailing generally within the industry and within the Peer Group described under "How Our Stock Has Performed Over the Past Several Years."

  Incentive Compensation

     The Committee also supplements base compensation through discretionary performance-based bonuses and in February of this year approved the following bonuses:

D. Michael Talla............................................  $70,000
John M. Gibbons.............................................   70,000
Nanette Pattee Francini.....................................   60,000
Timothy M. O'Brien..........................................   60,000
Philip J. Swain.............................................   60,000
Mark S. Spino...............................................   60,000

  Stock Options

     The Committee believes that long-term incentive compensation in the form of stock options will motivate officers and key employees to improve the long-term performance of the Common Stock and thus directly increase stockholder value. Stock options may also be used to attract new executives. The 1994 Stock Incentive Plan, as amended, provides a means by which executive officers and other key employees can build an investment in the Company which will align such employees' economic interests with the interests of the stockholders. Such options are generally granted at the prevailing market price of the Common Stock and will only have value if the market price increases. Generally, stock options vest over a period of time from the date of grant, and the optionee must be associated with the Company at the time of vesting in order to exercise the option. In addition to providing performance incentives to employees, stock options provide us with a form of non-cash compensation which allows us to provide benefits to employees without making cash expenditures. Accordingly, the Committee views the grant of options as an effective component of the over-all executive compensation program.

     In determining an option grant the Committee also takes into account the outstanding options held by each individual executive officer and the projected value of the options based on historical and assumed appreciation rates for the Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee is responsible for recommending the compensation of the Co-Chief Executive Officers and bases such recommendations upon the same factors as those employed by the Committee for other executive officers. In determining salary the Committee focuses on the achievement of earnings and growth goals.

     During 1998 and 1999, Mr. Talla's base salary was $225,000. In February of this year (upon his appointment as Co-Chief Executive Officer), the Board of Directors increased his salary to $250,000 and awarded Mr. Talla options to purchase 250,000 shares at a price of $8.00 per share. (Mr. Talla now holds in the aggregate options to purchase 280,000 shares of the Company's Common Stock.) The Board awarded Mr. Talla a bonus of $65,000 in 1999 (for services provided in 1998) and a bonus of $70,000 in 2000 (for services provided in 1999.) The Committee may in the future establish additional specific quantitative and/or qualitative goals, the accomplishment of which will be considered in fixing Mr. Talla's compensation. In addition, the Committee will take into account amounts received by Mr. Talla in respect of his interest in The Sports Club/LA - Los Angeles' net cash flow as described in "Description of Transactions with Our Directors, Officers and Principal Stockholders."

     The Board of Directors appointed Mr. Licklider Co-Chief Executive Officer in February 2000 and in May awarded him an annual base salary of $250,000. Mr. Licklider holds no stock options.

                                          Compensation Committee

                                          Brian J. Collins
                                          Andrew L. Turner
                                          Dennison T. Veru

                                STOCK OWNERSHIP

     The following table shows the shares of our Common Stock beneficially owned as of June 15, 2000 by our directors, the Named Executive Officers, all directors and executive officers as a group and stockholders that beneficially owned more than 5% of the shares of our Common Stock then outstanding.

                                                                                   TOTAL AND PERCENT OF
                                  SHARES            OPTIONS         SHARES HELD      STOCK OUTSTANDING
       NAME AND ADDRESS            OWNED          EXERCISABLE          UNDER       ---------------------
    OF BENEFICIAL OWNER(A)      DIRECTLY(B)    WITHIN 60 DAYS(C)    401-K PLAN      NUMBER       PERCENT
    ----------------------      -----------    -----------------    -----------    ---------     -------
D. Michael Talla..............   5,050,815           20,000            1,962       5,933,395(d)   33.38%(d)
Nanette Pattee Francini.......     256,107           66,667              721       5,933,395(d)   33.38%(d)
Mark S. Spino.................     227,969           66,667            1,523       5,933,395(d)   33.38%(d)
Philip J. Swain...............     163,164           76,667            1,133       5,933,395(d)   33.38%(d)
John M. Gibbons...............      90,500               --            1,583          92,083          *
Timothy M. O'Brien............       3,000           96,667            1,926         101,593          *
The Licklider Living Trust
  Dated May 2, 1986...........   1,594,862               --               --       1,594,862       8.97%
Andrew L. Turner..............      77,000               --               --          77,000          *
Dennison T. Veru..............      25,000               --               --          25,000          *
Brian J. Collins..............      35,001               --               --          35,001          *
All Directors and Executive
  Officers as a Group (10
  persons)....................   7,523,418          326,668            8,848       7,858,934      44.21%
Millennium(e).................   5,017,613               --               --       5,007,613      28.23%

---------------
 *  Less than 1%

(a) The address of all directors and executive officers is c/o The Sports Club Company, Inc. at 11100 Santa Monica Blvd., Suite 300, Los Angeles, California 90025.

(b) Includes shares for which the named person is considered the owner because:

        1. the named person has sole voting or investment power, or

        2. the shares are held by other members of the named person's immediate family.

(c) Includes shares that can be acquired through stock option exercises through September 15, 2000.

(d) The named persons are parties to a voting agreement relating to our Common Stock that requires each party to vote his or her shares in the manner determined by holders of a majority of the shares held by all parties. The agreement is effective until October 20, 2004 or until terminated by persons holding 66 2/3% of the shares subject to the agreement. The parties to the voting agreement in effect each control the voting of all shares held by the parties to the agreement and under SEC rules each is deemed to be the beneficial owner of all shares subject to the agreement. The total number of shares of our Common Stock held by the parties without giving effect to beneficial ownership resulting from the voting agreement is:

                                                      SHARES       TOTAL SHARES
                                                       HELD            HELD
                   NAMED PERSON                      DIRECTLY    (SEE ABOVE TABLE)
                   ------------                      ---------   -----------------
D. Michael Talla:
  Individually.....................................  4,880,434
  Spouse...........................................     30,953
  Trusts for two minor children....................    139,428
                                                     ---------
          Total...............................................       5,050,815
Nanette Pattee Francini.......................................         256,107
Mark S. Spino.................................................         227,969
Philip J. Swain...............................................         163,164
                                                                     ---------
     All Parties to Voting Agreement..........................       5,698,055
                                                                     =========

(e) The Millennium shares are held by the following affiliates:

        1. Millennium Partners LLC owns 2,253,863 shares

        2. Millennium Development Partners L.P. owns 978,900 shares

        3. MDP Ventures I LLC owns 72,100 shares

        4. MDP Ventures II LLC owns 1,087,750 shares

        5. Millennium Entertainment Partners L.P. owns 625,000 shares

     The address of all such entities is c/o Millennium Partners Management LLC, 1995 Broadway, New York, New York, 10023.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and greater-than-10% stockholders to file reports with the Securities and Exchange Commission and the American Stock Exchange on changes in their beneficial ownership of our Common Stock and to provide the Company with copies of the reports. Based on our review of these reports and certifications furnished to us, we believe that all required 1999 filings were made.

                DESCRIPTION OF TRANSACTIONS WITH OUR DIRECTORS,
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     From time to time we have entered into transactions with our officers, directors and stockholders. We believe that each of the following transactions has been on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between us and any of our directors or officers are subject to the approval of the disinterested directors.

     Messrs. Talla and Licklider. We have a 50.1% interest in the partnership that owns The Sports Club/ LA - Los Angeles and Mr. Talla beneficially owns the remaining 49.9%. The partnership agreement provides that, on an annual basis, the partners will share in the first $300,000 of the Club's net cash flow in proportion to their percentage interests. The next $35.0 million of net cash flow will be distributed to us. All distributions of net cash flow thereafter, if any, will be made to the partners in proportion to their percentage interests. Under certain circumstances, we have an option to purchase Mr. Talla's interest in the partnership for an amount equal to four times the amount of his most recent annual distribution from the partnership.

     In January 1998, Messrs. Talla and Licklider purchased a 7,000 square foot parcel of land adjacent to property owned and used by The Sports Club/LA - Los Angeles. In February 1999, we acquired the property from them for $637,422, such price being equal to the purchase price paid by Messrs. Talla and Licklider, minus rental income received by them, plus an interest credit on their investment at an annual rate of 6.56%. The acquired property is currently leased to a non-affiliated third party.

     In September 1999, we sold the property on which The Spectrum
Club - Thousand Oaks is located for a purchase price of $12.0 million. Under the terms of the sale, the sum of $10.0 million was paid at the close of the sale and the remaining $2.0 million will be paid upon the fulfillment of certain conditions by us. We entered into a sale and leaseback agreement for the property under a long-term lease with an initial annual base rent of $1.1 million, until such time as we receive the final $2.0 million of the purchase price, at which time the annual rent will increase to $1.3 million. The Thousand Oaks property consists of the Spectrum Club - Thousand Oaks, unimproved office space and a parking area. We are currently subleasing the Spectrum Club space to another club operator. Mr. Licklider owns approximately a 4.6% interest in the purchaser of the property and trusts for the benefit of Mr. Talla's minor children own approximately a 5.2% interest in the purchaser of the property.

     Millennium. Millennium is a partner in the Reebok-Sports Club/NY partnership as well as the landlord of the building in which Reebok Sports Club/NY is located. The Reebok-Sports Club/NY partnership pays rent to Millennium in the amount of $2.0 million per year, and the partnership agreement provides for a first priority annual distribution of $3.0 million to Millennium.

     In June 1997, we issued to Millennium 2,105,263 shares of our Common Stock in exchange for $10.0 million, consisting of $5.0 million in cash and certain interests of Millennium in the Reebok-Sports Club/NY partnership, including a 9.9% interest in the partnership and a $2.5 million promissory note issued by the partnership. We also granted to Millennium certain registration and preemptive rights regarding its shares. In addition, for so long as Millennium maintains at least a 12% interest in our equity securities, we and certain of our stockholders have agreed to cause a nominee of Millennium to be appointed or elected to the Board of Directors. Pursuant to this agreement Brian J. Collins, an officer of Millennium, is currently serving as a member of our Board of Directors.

     In December 1997, we sold 625,000 shares of Common Stock to Millennium for $5.0 million, which we used to fund the cash portion of the acquisition of four Spectrum Clubs. In addition, Millennium acquired properties underlying two of the Clubs for $10.0 million and leased these properties to us under a financing lease agreement. The lease had a term of twenty years and provided for an annual rent of $1.0 million for the first ten years and $1.2 million per year thereafter. In 1999, we purchased the leased property from Millennium for a price equal to $10.3 million.

     We have entered into leases with Millennium relating to the development of our The Sports Club/LA Club in San Francisco, Washington, D.C. and Boston. The leases for the San Francisco and Washington, D.C. developments provide for base rental payments of $3.0 million per year, for a term of 20 years, and for three 14 year renewal options. In addition, once we have received a management fee equal to 6% of all revenues, an amount equal to our investment in the Club plus an 11% annual return on our investment and an additional distribution sufficient to reduce our average base rental payment for each Club to $2.75 million per year, Millennium is entitled to receive 20% of all additional cash flows from each Club as additional rent. The lease for the Boston development has similar terms, except that the base rental payment is $2.75 million per year.

            HOW OUR STOCK HAS PERFORMED OVER THE PAST SEVERAL YEARS

     The chart below sets forth line graphs comparing the performance of our stock against the American Stock Exchange ("AMEX") market index and a peer group of eight companies.

     The peer group is composed of:

     - Callaway Golf Company

     - Carnival Corp

     - Ben & Jerry's Homemade, Inc.

     - Bally Total Fitness Holding Corporation

     - Cedar Fair LP, Family Golf Centers, Inc.

     - National Golf Properties, Inc.

     - U.S. Physical Therapy, Inc.

     - Family Golf Centers, Inc.

     We believe the peer group is an accurate representation of entities engaged in the sports and fitness business.

     The graph shows a comparison of cumulative total returns for our Common Stock, all AMEX listed companies and the peer group, each of which assumes an initial value of $100 on October 13, 1994, the date of our initial public offering. These indexes are included for comparative purposes only and do not necessarily reflect management's opinion that such indexes are an appropriate measure of the relative performance of the stock involved. The graph is not intended to forecast or be indicative of possible future performance of our Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                      AMONG THE SPORTS CLUB COMPANY, INC.,
                  THE AMEX MARKET VALUE INDEX AND A PEER GROUP
                               PERFORMANCE GRAPH

                                                     THE SPORTS CLUB
                                                      COMPANY, INC.                PEER GROUP               AMEX MARKET VALUE
                                                     ---------------               ----------               -----------------
12/94                                                    100.00                      100.00                      100.00
3/95                                                      94.44                      105.26                      107.50
6/95                                                      75.93                      106.93                      115.89
9/95                                                      77.78                      111.30                      127.63
12/95                                                     46.30                      122.19                      128.68
3/96                                                      48.15                      138.72                      132.12
6/96                                                      39.81                      149.81                      133.38
9/96                                                      39.81                      159.22                      130.07
12/96                                                     42.59                      162.31                      130.73
3/97                                                      68.52                      174.75                      129.55
6/97                                                      79.63                      199.84                      143.17
9/97                                                     126.85                      219.60                      163.13
12/97                                                    137.04                      248.19                      163.50
3/98                                                     137.04                      304.04                      180.61
6/98                                                     111.11                      330.78                      179.58
9/98                                                      92.59                      259.73                      152.76
12/98                                                     58.33                      376.81                      175.49
3/99                                                      75.00                      376.07                      179.21
6/99                                                      61.11                      382.06                      202.42
9/99                                                      74.07                      341.99                      196.25
12/99                                                     57.41                      375.70                      224.19

* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

     The lines represent index levels derived from closing stock prices on the last trading day of the month indicated.

                               OTHER INFORMATION

     This section describes other information that you should read before you vote.

SUBMISSION OF STOCKHOLDER PROPOSALS

     If you want to submit proposals for possible inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders, you must do so on or before February 22, 2001. Proposals must be received by the Secretary of the Company at its principal office (11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025). It is suggested that any such proposal be submitted by certified mail, return receipt requested.

     If you wish to present a proposal before the 2001 Annual Meeting, but do not wish to have the proposal considered for inclusion in the Company's Proxy Statement and proxy card, you must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by May 13, 2001. If you fail to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on such proposal.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Our Board has selected the firm of KPMG LLP as the Company's independent public accountants for the 2000 fiscal year. During 1999 KPMG LLP provided audited services which included examination of the Company's annual consolidated financial statements. Representatives of KPMG LLP are expected to attend the meeting in order to respond to stockholder questions. They will also have an opportunity to make a statement to the stockholders.

FINANCIAL STATEMENTS

     This Proxy Statement does not contain financial statements. However, financial statements for the fiscal year ended December 31, 1999 are included in the 1999 Annual Report, enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by which any solicitation is made.

                                          By Order of the Board of Directors,

                                          /s/ LOIS BARBERIO
                                          Lois Barberio
                                          Secretary

Los Angeles, California
June 26, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         THE SPORTS CLUB COMPANY, INC.

     I/We hereby appoint Nanette Pattee Francini, Lois Barberio and Timothy O'Brien, or any one of them acting alone in the absence of the others, as proxyholders, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The Sports Club Company, Inc. held of record by me/us on June 15, 2000, at the Annual Meeting of Stockholders to be held on August 9, 2000, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT THEREOF.

                    (PLEASE VOTE AND SIGN ON THE OTHER SIDE)

     (Arrow)    Please Detach and Mail in the Envelope Provided    (Arrow)


       Please mark your
A  [X] votes as in this
       example.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

                                             WITHHOLD
                  FOR                        AUTHORITY
1. Election of 2  [ ]                          [ ]                The undersigned hereby acknowledges receipt of the Proxy Statement
   Class III                                                      dated June 26, 2000 and hereby revokes any proxy or proxies
   Directors                                                      heretofore given to vote shares at said meeting or any
                                                                  adjournment thereof.
NOMINEES: Class III: Rex A. Licklider and D. Michael Talla
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL,
WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED:)

                                                                  PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE
_______________________________________________________________   ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.









SIGNATURE __________________________________________  DATE ____________   ____________________________________   DATE ______________
          PLEASE SIGN EXACTLY AS NAME APPEARS HEREON                            SIGNATURE IF HELD JOINTLY

Note:  Both should sign if shares are held in joint tenancy; if signing as attorney, executor, administrator, trustee or guardian, give full title; if a corporation, sign full corporate name by President or authorized officer; if a partnership, sign partnership name by authorized person.

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